Exhibit 11.1

Microsemi Corporation and Subsidiaries
Unaudited Earnings Per Share
(in thousands, except per share data)

                               13 weeks 13 weeks 39 weeks  39 weeks
                                  ended    ended    ended     ended
                                 July 2,  July 3,  July 2,  July 3,
                                  1995     1994     1995     1994
                                  ----     ----     ----     ----
PRIMARY

Net earnings                     $1,698   $1,096   $4,059   $2,417
                                  =====    =====    =====    =====

Outstanding shares                7,670    7,576    7,670    7,576
Equivalent shares                   429      413      383      391
                                  -----    -----    -----    -----
Primary common and common
 equivalent shares                8,099    7,989    8,053    7,967
                                  =====    =====    =====    =====

Primary earnings per share        $0.21    $0.14    $0.50    $0.30
                                  =====    =====    =====    =====

FULLY DILUTED



Net earnings                     $1,698   $1,096   $4,059   $2,417
Interest savings from conversion
 of  convertible debt               334      332    1,000       90
                                 ------   ------   ------    -----
Fully diluted earnings           $2,032   $1,428   $5,059   $2,507
                                 ======   ======   ======    =====

Outstanding shares                7,670    7,576    7,670    7,576
Equivalent shares                   559      451      559      451
Convertible shares                3,523    3,523    3,523    1,066
                                 ------   ------   ------    -----
Fully diluted common and common
 equivalent  shares              11,752   11,550   11,752    9,093
                                 ======   ======   ======    =====

Fully diluted earnings per share  $0.17    $0.12    $0.43    $0.28
                                 ======   ======   ======    =====